									Exhibit 99.2

Apple Inc.
Q2 2018 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q2 2018		Q1 2018		Q2 2017		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Reportable Segments
Americas		$24,841		$35,193		$21,157		-29%		17%
Europe		13,846		21,054		12,733		-34%		9%
Greater China		13,024		17,956		10,726		-27%		21%
Japan		5,468		7,237		4,485		-24%		22%
Rest of Asia Pacific		3,958		6,853		3,795		-42%		4%
Total Apple		$61,137		$88,293		$52,896		-31%		16%

	Q2 2018		Q1 2018		Q2 2017		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	52,217	$38,032	77,316	$61,576	50,763	$33,249	-32%	-38%	3%	14%
iPad (1)	9,113	4,113	13,170	5,862	8,922	3,889	-31%	-30%	2%	6%
Mac (1)	4,078	5,848	5,112	6,895	4,199	5,844	-20%	-15%	-3%	0%
Services (2)		9,190		8,471		7,041		8%		31%
Other Products (1)(3)		3,954		5,489		2,873		-28%		38%
Total Apple		$61,137		$88,293		$52,896		-31%		16%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)		Includes revenue from Digital Content and Services, AppleCare, Apple Pay, licensing and other services.
(3)		Includes sales of AirPods, Apple TV, Apple Watch, Beats products, HomePod, iPod touch and other Apple-branded and third-party accessories.